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                                 EXHIBIT 5

                                LAW OFFICES
                    WOLF, BLOCK, SCHORR AND SOLIS-COHEN
                       TWELFTH FLOOR PACKARD BUILDING
                   S.E. CORNER 15TH AND CHESTNUT STREETS
                        PHILADELPHIA, PA  19102-2678
                               (215) 977-2000

                                 March 1, 1996


Sybron Chemicals Inc.
P.O. Box 66
Birmingham Road
Birmingham, NJ  08011

     RE:  Sybron Chemicals Inc. Registration Statement
          on Form S-8 Relating to the Sybron Chemicals
          Inc. Executive Bonus Plan
          --------------------------------------------

Gentlemen:

     As counsel to Sybron Chemicals Inc., a Delaware corporation, (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 20,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), that may be issued under the Company's Executive Bonus Plan (the "Plan").

     In this connection, we have examined the Company's Certificate of Incorporation and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuance of the Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing, it is our opinion that the shares of Common Stock offered and to be offered under the Plan are duly authorized and, when issued and sold pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Wolf, Block, Schorr and Solis-Cohen

                           WOLF, BLOCK, SCHORR and SOLIS-COHEN